Exhibit 99.6

"The undersigned, Robert M. Liess, hereby resigns as an Officer (and/or) Director of CannaPharmaRx, (the "company") effective the date below.  Such resignation is voluntary and without dispute or disagreement as to the business, accounting, financial, and regulatory matters of the company.  I confirm that the Company owes me no compensation, options or warrants, or insurance benefits.

Effective the 6th day of April, 2016

/s/ Robert M. Liess

Robert M. Liess